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(NEW YORK LIFE LOGO)

                                 APPLICATION FOR
                    LIFESTAGES(R) DEFERRED VARIABLE ANNUITIES
          TO NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (NYLIAC)
                            (A DELAWARE CORPORATION)


51 Madison Avenue, New York, NY  10010                      PLEASE PRINT OR TYPE

WHICH VARIABLE ANNUITY ARE YOU APPLYING FOR? All products may not be available in all jurisdictions.

[ ] Premium Plus ELITE Variable Annuity*
[ ] Elite Variable Annuity**
[ ] Essentials Variable Annuity**

[ ] Premium Plus Variable Annuity*
[ ] Flexible Premium Variable Annuity**
[ ] Select Variable Annuity**

[ ] Access Variable Annuity***
[ ] Other: ___________________

Annuity Commencement is the later of 10 years from the date of issue or:
*Age 80, **Age 85, ***Age 90

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1. WHO WILL BE THE OWNER OF THIS POLICY?

                                                                Social Security
                              Date of Birth       Male  Female   or Tax ID No.
Name (First, M.I., Last)    Month   Day   Year    [ ]    [ ]

Residence Address-Street     City       State   Zip Code

Telephone Number     Telephone Number   Relationship to
(day)                 (Evening)         Annuitant        Citizenship
(   )                 (    )                             [ ] U.S.
                                                         Other__________________

Joint Owner Name    Relationship   Date of Birth      Male  Female
(First, M.I., Last)  to Owner      Month  Day  Year    [ ]   [ ]

Social Security
or Tax ID No.

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2. WHO WILL BE THE ANNUITANT? If same as Owner, check here  [ ] If other than
                                                                Owner, complete
                                                                below:

Name (First, M.I., Last)       Date of Birth    Male Female   Social Security or
                             Month  Day  Year   [ ]   [ ]     Tax ID No.


Residence Address-Street     City      State    Zip Code   Citizenship
                                                           [ ] U.S.
                                                           Other________________

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3. WHAT IS THE PREMIUM AMOUNT? Attach check payable to NYLIAC, if applicable.

A. Premium Amount

B. LifeStages Flexible Premium Variable Annuity only. Check one box below:

[ ] C-O-M (Complete Form 18492)    [ ] Billing Arrangement (Complete Form 18483)

Scheduled Flexible Premium Amount $_____________________

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4. WHO WILL BE THE PRIMARY BENEFICIARY(IES) OF THIS POLICY? USE QUESTION 8 TO
NAME SECONDARY/ CONTINGENT BENEFICIARIES.

[ ] Surviving Spouse Under Joint Spousal Ownership (For Non-Qualified Plan Only)

THIS DESIGNATION IS AVAILABLE ONLY IF (I) SPOUSES ARE JOINT OWNERS, (II) ONE SPOUSE IS THE ANNUITANT, AND, (III) UPON THE DEATH OF EITHER SPOUSE, THE SURVIVING SPOUSE WANTS THE OPTION TO CONTINUE THE POLICY AS THE SOLE OWNER AND ANNUITANT.

Name (Do not complete if "Surviving Spouse Under Joint Spousal Ownership" option is chosen)

Relationship to Owner                                                 Percentage

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5. WHAT IS THE PLAN TYPE? (Choose one plan and complete the appropriate section and applicable transfer/exchange form.)

[ ] NON- QUALIFIED  Is this a 1035 Exchange?  [ ]  YES [ ]  NO
                    What is the Cost Basis?   $

                    Current Year    Prior Year         Transfer      Rollover
[ ] IRA             Contribution    Contribution       Amount         Amount
[ ] SEP IRA         $               $    Year _______  $              $

                    Current Year    Prior Year         Transfer
[ ] ROTH IRA        Contribution    Contribution       Amount
                    $               $    Year _______  $

[ ] INHERITED IRA   Transfer Amount
                    $

[ ] 403(B)(TSA)     Transfer Amount
                    $

Is this an ERISA Plan? [ ] Yes  [ ] No
(Employee should ask employer if plan is subject to ERISA.)

Is this an Employer Sponsored Plan? [ ] Yes  [ ] No

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6. RIDERS. These riders provide benefits for a charge that may vary. Refer to the terms described in the Prospectus and in the rider(s) that will be attached to your Policy, if selected here. All riders may not be available for all products and/or jurisdictions.

[ ] (ADBR) Annual Death Benefit Reset (For Elite and Premium
    Plus Elite)

[ ] (IPP) Investment Protection Plan (Not available for
     Access,  Flexible Premium or Select)

[ ] (EBB) Enhanced Beneficiary Benefit
    (Available for all)

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7. IS THIS A REPLACEMENT OF A LIFE INSURANCE OR ANNUITY POLICY? Company Name

[ ] YES (IF YES, COMPLETE THIS SECTION.) [ ] NO Policy Number(s)

Estimated  Policy Value $

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8. ARE THERE ADDITIONAL DETAILS?

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9.DO YOU HAVE ANY EXISTING LIFE INSURANCE OR ANNUITY POLICIES? [ ] YES [ ] NO

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FRAUD AND DISCLOSURE STATEMENTS

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Division of Insurance within the Department of Regulatory Agencies.

FOR APPLICANTS IN ARIZONA: On written request, you will be provided within a reasonable time factual information regarding the benefits and provisions of your policy. Within 10 days after delivery, or within thirty (30) days after delivery if the Policy Owner is sixty-five (65) years of age or older, you can return your policy to the Corporation or to the Registered Representative through whom it was purchased, with a written request for a full refund of premium. Upon receipt of this request, the policy will be void, and a full premium refund will be made.

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10. SIGNATURES

I/We agree that: (1) All of the statements in this application are true to the best of the knowledge and belief of those who made and recorded them. (2) This policy will not become effective unless it is delivered to the Owner while the Annuitant is living. (3) Unless otherwise indicated below, the Owner of this policy is the Applicant. (4) Under penalties of perjury, the Taxpayer Identification Number(s) provided on this application are certified to be correct. (5) No Registered Representative is authorized to accept risks, make or change this application or any policy issued by the Company, or give up any of the Owner's rights or requirements. BENEFITS BASED ON THE PERFORMANCE OF THE SEPARATE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.

Signed at (City/State)                    Dated On
                      ----------------             -----------------------------

Owner -                                   Joint Owner -
       -------------------------------                  ------------------------

Annuitant (if other than Owner) -         Applicant (if other than Owner) -
                                 -----                                      ----

Agent's/Reg. Rep.'s Signature -           Registered Rep.'s Printed Name
                                -------                                  -------

Registered Rep.'s                         Registered Rep.'s
Tel. No.  (     )                          Code No.
                                                    ----------------------------
State/License No.
                  --------------------

General Office Name/No.
                        -----------------------------------

Lic. Resident Agent Countersignature -
                                        ---------------------------------

AGENT'S/REGISTERED REPRESENTATIVE'S                "Date Received stamp" below
RESPONSE REQUIRED. Is this a replacement
of a life insurance or annuity policy? [ ] Yes
 If yes, please provide details.       [ ] No

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